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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

       Quarterly report pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934.

        Date of Report (Date of Earliest Event Reported): March 26, 2001

                        Commission file number 000-23266


                               UroMed Corporation
             (Exact name of registrant as specified in its charter)


    Massachusetts                                                04 - 3104185
   (State or other jurisdiction of                            (I.R.S. Employer
    incorporation or organization)                          Identification No.)


                             1400 Providence Highway
                                Norwood, MA 02062
                              (Address of principal
                               executive offices)


                                 (781) 762-2080
              (Registrant's telephone number, including area code)





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Item 2.   Acquisition or Disposition of Assets


     On March 26, 2001, UroMed Corporation ("UroMed"), a Massachusetts corporation, Providence Merger Corporation, a California corporation and wholly-owned subsidiary of UroMed ("Merger Sub"), SSGI, a California corporation, the stockholders of SSGI and the Heintz Family Trust - 1997 (the "Trust") entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), pursuant to which the parties will effect a merger through a merger of Merger Sub with and into SSGI, with SSGI the surviving corporation (the "Merger").

     Pursuant to the Merger Agreement, UroMed issued 2,000,000 shares of its common stock, no par value (the "Common Stock") to the Trust and provided $500,000 of contingency payments to the stockholders of SSGI if the newly combined company achieves revenue targets over the next three years pursuant to a promissory note issued by UroMed in favor of the stockholders of SSGI. Pursuant to the Merger Agreement, UroMed also discharged certain outstanding indebtedness owed to the stockholders of SSGI and other related parties of SSGI through a $500,000 cash payment, the issuance of 114,036 shares of UroMed Common Stock, and the issuance of a $460,000 promissory note payable in two annual installments in 2002 and 2003. The 2,000,000 shares of Common Stock issued to the stockholders of SSGI will be registered with the SEC for resale after the closing and such shares of Common Stock are subject to limitations on the number of shares that can be sold in any year.

     The effective date of the Merger was March 27, 2001.


     SSGI, founded in 1987 by Philip Heintz, PhD, and headquartered in Chico, California, is a privately held company that develops cancer treatment planning software. SSGI is a leader in the field of treatment planning for brachytherapy, a rapidly growing treatment modality for prostate cancer. In addition, SSGI offers external beam therapy treatment planning systems and has a worldwide installed customer base in excess of 500 sites. SSGI had approximately $3.8 million in revenue in calendar year 2000. UroMed believes that the SSGI installed customer and revenue base, combined with the UroMed customer base, presents a favorable environment on which to build a stronger presence in the field of radiation oncology.

     SSGI offers a network for radiation therapy planning that combines affordability with many advanced high technological features. By utilizing a Windows NT software platform, SSGI systems provide radiation oncology sites with advanced expansion capabilities through unmatched planning system flexibility and low cost additional workstation licenses. SSGI's market penetration in the field of brachytherapy treatment planning is strong; this is an area in which

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the combined company plans to expand throughout the world. The newly combined company will also capitalize on the external beam therapy market worldwide by solidifying key distribution partnerships.

     The preceding description of the Merger Agreement is qualified in its entirety by reference to the copy of the Merger Agreement included as an exhibits hereto, which is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements of Business Acquired.

        In accordance with Item 7(a)(4) of Form 8-K, the financial statements required by this Item 7(a) of Form 8-K and Rule 3-05(b) of Regulation S-X will be filed by amendment to this initial report no later than 60 days after the date of the filing of this report.

        (b) Pro Forma Financial Information.

        In accordance with Item 7(b)(2) of Form 8-K, the pro forma financial information required by this Item 7(b) of Form 8-K will be filed by amendment to this initial report no later than 60 days after the date of the filing of this report.

        (c) Exhibits.

        Exhibit Number           Description
        --------------           ------------

         2.1 Agreement and Plan of Merger and Reorganization, dated as of March 26, 2001 by and among UroMed, Merger Sub, SSGI, the stockholders of SSGI and the Trust.

         99.1 Press release issued on March 27, 2001 by UroMed Corporation announcing the signing of the definitive agreement to acquire SSGI Prowess Systems


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           SIGNATURES

      Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             UroMed Corporation


           Date: March 29, 2001                 /s/ Daniel Muscatello
                --------------               ----------------------------------
                                             Daniel Muscatello, President and
                                             Chief Executive Officer


           Date: March 29, 2001                 /s/ Domenic C. Micale
                --------------              -----------------------------------
                                             Domenic C. Micale, Vice President
                                             of Finance and Administration, and
                                             Treasurer